Exhibit 99

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

Solely for the purpose of complying with Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned hereby certifies, based on their knowledge as members of the Plan Administrator Committee who perform chief supervisory responsibilities and oversight of the financial statements for the Wisconsin Public Service Corporation Employee Stock Ownership Plan and Trust (the "Plan"), that the Plan's Annual Report on Form 11-K for the period ended December 31, 2002 (the "Report") fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the net assets available for benefits of the Plan.

Dated: June 27, 2003

/s/ Joseph P. O'Leary
Joseph P. O'Leary
Member Plan Administrator Committee

/s/ Diane L. Ford
Diane L. Ford
Member Plan Administrator Committee

_________________________________
Dennis Maki
Member Plan Administrator Committee

/s/ Bernard J. Treml
Bernard J. Treml
Member Plan Administrator Committee

/s/ Bradley A. Johnson
Bradley A. Johnson
Member Plan Administrator Committee

    A signed original of this certification required by 18 U.S.C. Section 1350 has been provided to the Plan and will be retained by the Plan and furnished to the Securities and Exchange Commission or its staff upon request.